-------------------------------------------------------------------------------



                                 -------------


                        THE LOEWEN GROUP INC., as Issuer

               LOEWEN GROUP INTERNATIONAL, INC., as Guarantor

                                      and

              THE TRUST COMPANY OF BANK OF MONTREAL, as Trustee


                                 -------------


                                   INDENTURE

                        Dated as of September 26, 1997


                                 -------------


                                  $500,000,000


                            Senior Guaranteed Notes



-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     1.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 2

THE SENIOR NOTES
     2.1  ISSUANCE OF SENIOR NOTES . . . . . . . . . . . . . . . . . . . . .  11
     2.2  EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . . . . . . .  12
     2.3  NOTEHOLDER LISTS . . . . . . . . . . . . . . . . . . . . . . . . .  12
     2.4  TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . . . . . . .  12
     2.5  REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.6  OUTSTANDING SENIOR NOTES . . . . . . . . . . . . . . . . . . . . .  13
     2.7  TREASURY NOTES . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.8  TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.9  CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.10 DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . . . . .  14
     2.11 DEPOSIT OF MONEYS. . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE 3

REDEMPTION OR PURCHASE OF SENIOR NOTES
     3.1  NOTICES TO THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . .  15
     3.2  SELECTION OF SENIOR NOTES TO BE REDEEMED . . . . . . . . . . . . .  15
     3.3  NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . . . . . . .  15
     3.4  EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . .  16
     3.5  DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . . . . . . .  17
     3.6  PURCHASE FOR CANCELLATION. . . . . . . . . . . . . . . . . . . . .  17
     3.7  SENIOR NOTES REDEEMED OR PURCHASED IN PART . . . . . . . . . . . .  17

ARTICLE 4

COVENANTS
     4.1  PAYMENT OF SENIOR NOTES. . . . . . . . . . . . . . . . . . . . . .  18
     4.2  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . . . . . . .  18
     4.3  CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . .  19
     4.4  PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . . . . . . .  19
     4.5  MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS;
          COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . . . .  19

                        Note: This table of contents shall not, for any purpose,
                                        be deemed to be a part of the Indenture.

     4.6  COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . . . . . .  20
     4.7  LIMITATION ON LIENS. . . . . . . . . . . . . . . . . . . . . . . .  21
     4.8  LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS . . . . . . . . . . . .  21
     4.9  REPORTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.10 WAIVER OF STAY, EXTENSION OR USURY LAWS. . . . . . . . . . . . . .  22

ARTICLE 5

SUCCESSOR CORPORATION
     5.1  WHEN TLGI MAY MERGE, ETC.. . . . . . . . . . . . . . . . . . . . .  22
     5.2  SUCCESSOR SUBSTITUTED. . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 6

REMEDIES
     6.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  23
     6.2  ACCELERATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     6.3  OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.4  WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . . . . . . .  26
     6.5  CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . . . . . . .  27
     6.6  LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . . . . . . .  27
     6.7  RIGHT OF HOLDERS TO RECEIVE PAYMENT. . . . . . . . . . . . . . . .  28
     6.8  COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . . . . . . .  28
     6.9  TRUSTEE MAY FILE PROOFS OF CLAIMS. . . . . . . . . . . . . . . . .  28
     6.10 PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.11 UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . . . . . . .  29
     6.12 RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . . . . . . .  29

ARTICLE 7

TRUSTEE
     7.1  DUTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.2  RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.3  INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . .  31
     7.4  TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . . . . . . .  31
     7.5  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . .  32
     7.6  MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . . . . . . . .  32
     7.7  COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . . . . . . .  32
     7.8  REPLACEMENT OF TRUSTEES. . . . . . . . . . . . . . . . . . . . . .  33
     7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.. . . . . . . . . . . . . . . . .  34
     7.10 ELIGIBILITY; DISQUALIFICATION. . . . . . . . . . . . . . . . . . .  34

ARTICLE 8

                        Note: This table of contents shall not, for any purpose,
                                        be deemed to be a part of the Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE
     8.1  TERMINATION OF THE OBLIGATIONS OF TLGI AND THE GUARANTOR . . . . .  34
     8.2  LEGAL DEFEASANCE AND COVENANT DEFEASANCE . . . . . . . . . . . . .  35
     8.3  APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . . . . . . .  39
     8.4  REPAYMENT TO TLGI OR GUARANTOR . . . . . . . . . . . . . . . . . .  39
     8.5  REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 9

AMENDMENTS, SUPPLEMENTS AND WAIVERS
     9.1  WITHOUT CONSENT OF HOLDERS . . . . . . . . . . . . . . . . . . . .  40
     9.2  WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . . . . . . .  40
     9.3  COMPLIANCE WITH TRUST INDENTURE LEGISLATION. . . . . . . . . . . .  42
     9.4  REVOCATION AND EFFECT OF CONSENTS. . . . . . . . . . . . . . . . .  42
     9.5  NOTATION ON OR EXCHANGE OF SENIOR NOTES. . . . . . . . . . . . . .  42
     9.6  TRUSTEE MAY SIGN AMENDMENTS, ETC.. . . . . . . . . . . . . . . . .  42

ARTICLE 10

GUARANTEE OF SENIOR NOTES
     10.1 GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     10.2 EXECUTION AND DELIVERY OF GUARANTEE. . . . . . . . . . . . . . . .  44

ARTICLE 11

MISCELLANEOUS
     11.1 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     11.2 CERTIFICATE AND  OPINION AS TO CONDITIONS PRECEDENT. . . . . . . .  46
     11.3 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . . . . . . .  46
     11.4 RULES BY TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .  47
     11.5 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     11.6 INTEREST ACT (CANADA). . . . . . . . . . . . . . . . . . . . . . .  47
     11.7 NO INTERPRETATION OF OTHER AGREEMENT . . . . . . . . . . . . . . .  47
     11.8 NO RECOURSE AGAINST OTHERS . . . . . . . . . . . . . . . . . . . .  47
     11.9 SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    11.10 DUPLICATE ORIGINALS. . . . . . . . . . . . . . . . . . . . . . . .  48
    11.11 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    11.12 TABLE OF CONTENTS, HEADING, ETC. . . . . . . . . . . . . . . . . .  48
    11.13 BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . . . . . . .  48

SIGNATURES

EXHIBIT A

                        Note: This table of contents shall not, for any purpose,
                                        be deemed to be a part of the Indenture.

EXHIBIT B

                        Note: This table of contents shall not, for any purpose,
                                        be deemed to be a part of the Indenture.

          THIS INDENTURE, dated as of September 26, 1997, between The Loewen Group Inc., a body corporate organized under and governed by the laws of the Province of British Columbia, Canada ("TLGI"), Loewen Group
International, Inc., a Delaware corporation (the "Guarantor") and The
Trust Company of Bank of Montreal, a trust company incorporated under the laws of Canada, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and, except as otherwise provided herein, for the equal and rateable benefit of the Holders of Senior Notes.


                                  ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1       DEFINITIONS.

          "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

          "Bankruptcy and Insolvency Act" means Bankruptcy and Insolvency Act, R.S.C. 1985, c.B-3.

          "Bankruptcy Law" means the Bankruptcy and Insolvency Act, the Companies Creditors Arrangement Act, R.S.C., 1985, c.C-25 or any similar law in Canada, the United States or other relevant jurisdiction for the relief of debtors.

          "Board of Directors" means the board of directors of TLGI or the Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of TLGI or the Guarantor, as the case may be, to have been duly adopted by the Board of Directors of TLGI or the Guarantor, as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Vancouver, British Columbia, are closed.

          "Canada Yield Price" means a price equal to the price of the Senior Note calculated to provide a yield to maturity, compounded semi-annually and calculated in accordance with generally accepted financial practice accepted in Canada from time to time, equal to the Government of Canada Yield on the Business Day preceding the date on which TLGI gives notice of redemption pursuant to this Indenture, plus 0.20%.

          "Canadian Government Obligations" shall have the meaning set forth in
Section 8.2.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Collateral Agreement" means the Collateral Trust Agreement, dated as of May 15, 1996, among Bankers Trust Company, as trustee, TLGI, the Guarantor and various other Subsidiaries, as amended and supplemented from time to time.

          "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated shareholders' equity of such Person less the amount of such shareholders' equity attributable to Redeemable Share Capital of such Person and its Restricted Subsidiaries, as determined in accordance with GAAP.

          "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Shares, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.


          "covenant defeasance" shall have the meaning set forth in Section 8.2.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect TLGI or any of its Restricted Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" mean any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Event of Default" shall have the meaning set forth in Section 6.1 herein.

          "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of U.S.$5,000,000, such determination shall be evidenced by a Board Resolution of TLGI delivered to the Trustee.

          "GAAP" means accounting principles generally accepted in Canada consistently applied until such time as TLGI or the Guarantor shall prepare its books of record in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") at which time and all times thereafter GAAP shall mean U.S. GAAP consistently applied.

          "Government of Canada Yield" means, on any date, the average of the yields determined by two registered Canadian investment dealers selected by TLGI, as being the yield to maturity on such date, compounded semi-annually and calculated in accordance with generally accepted financial practice accepted in Canada from time to time, which a non-callable Government of Canada bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity approximately equal to the remaining term to maturity of the Senior Notes.

          "Guarantee" shall mean the guarantee of the Senior Notes by the Guarantor created pursuant to Article 10.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantor" shall mean Loewen Group International, Inc., and shall include any successor replacing such Guarantor pursuant to the provisions hereof, and thereafter means such successor.

          "Holder" or "Noteholder" means the Person in whose name a Senior Note is registered on the Trustee's books.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, but excluding, without limitation, all obligations, contingent or otherwise, of such Person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business,
(d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset and the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Share Capital of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person, (i) any Preferred Shares of any Restricted Subsidiary of such Person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Share Capital which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable
Share Capital as if such Redeemable Share Capital were purchased on any date on which Indebtedness shall be required to be determined pursuant to the provisions hereof, and if such price is based upon, or measured by, the fair market value of such Redeemable Share Capital, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Share Capital. For purposes of this definition, the term "Indebtedness" shall not include (i) Indebtedness of a Wholly-Owned
Subsidiary owed to and held by TLGI, the Guarantor or another Wholly-Owned Subsidiary, in each case which is not subordinate in right of payment to any Indebtedness of such Subsidiary, except that (a) any transfer of such Indebtedness by TLGI, the Guarantor or a Wholly-Owned Subsidiary (other than to TLGI, the Guarantor or to a Wholly-Owned Subsidiary) and (b) the sale, transfer or other disposition by TLGI, the Guarantor or any Restricted Subsidiary of TLGI or the Guarantor of Share Capital of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of TLGI or the Guarantor shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions hereof; and (ii) Indebtedness of TLGI or the Guarantor owed to and held by a Wholly-Owned Subsidiary of TLGI or the Guarantor which is unsecured and subordinate in right of payment to the payment and performance of TLGI's or the Guarantor's obligations under the provisions hereof and the Senior Notes except that (a) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of TLGI or the Guarantor
(other than to another Wholly-Owned Subsidiary of TLGI or the Guarantor) and
(b) the sale, transfer or other disposition by TLGI or the Guarantor or any Restricted Subsidiary of TLGI or the Guarantor of Share Capital of a Wholly-Owned Subsidiary which holds Indebtedness of TLGI or the Guarantor such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by TLGI or the Guarantor, as the case may be, subject to the other provisions hereof.

          "Indenture" means this Indenture, as amended, modified or supplemented from time to time, and shall include the form and terms of particular series of Senior Notes established as contemplated hereby.

          "interest" means, with respect to any Senior Note, the amount of all interest accruing on such Senior Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1(g) and (h) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means the Stated Maturity of an instalment of interest on the Senior Notes, as set forth therein.

          "Interest Rate Protection Agreement" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of any Person under any Interest Rate Protection Agreement.

          "Issue Date" means the issue date specified in the securities of each series except as otherwise provided in Section 2.1.

          "legal defeasance" shall have the meaning given in Section 8.2.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity Date" means, with respect to any Senior Note, the date on which any principal of such Senior Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Measurement Date" means September 26, 1997.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of TLGI or the Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of TLGI or the Guarantor, as the case may be, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to TLGI.

          "Pari Passu Indebtedness" means Indebtedness of TLGI or the Guarantor which ranks pari passu in right of payment with the Senior Notes or the Guarantee, as the case may be.

          "Permitted Liens" means the following types of Liens:

          (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which TLGI or any of its Restricted Subsidiaries (including, without limitation, the Guarantor) shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social insurance, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of TLGI or any of its Restricted Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) any Lien existing on any asset of any corporation at the time such corporation becomes a Restricted Subsidiary and not created in contemplation of such event;

          (h) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset;

     provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion thereof;

          (i) any Lien on any asset of any corporation existing at the time such corporation is amalgamated, merged or consolidated with or into TLGI or a Restricted Subsidiary and not created in contemplation of such event;

          (j) any Lien existing on any asset prior to the acquisition thereof by TLGI or a Restricted Subsidiary and not created in contemplation of such acquisition;

          (k) Liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

          (l) any extension, renewal or replacement of any Lien permitted by the preceding clauses (g), (h), (i) or (j) hereof in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (l) such Lien shall attach solely to the same property or assets and (2) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as at the date of such extension, renewal or refunding.

          "Permitted Sale-Leaseback Transactions" shall have the meaning given to it in Section 4.8.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof.

          "Predecessor Notes" means, with respect to any particular Senior Note, every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 2.5 hereof in exchange for mutilated Notes or in lieu of lost, destroyed or stolen Senior Notes, shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Notes.

          "Preferred Securities" means, with respect to a Special Finance Subsidiary, any securities of such Subsidiary treated for accounting purposes as an equity security that has preferential rights to any other security of such Person with respect to dividends or redemptions or upon liquidation.

          "Preferred Shares" means, with respect to any Person, any Share Capital of such Person that has preferential rights to any other Share Capital of such Person with respect to dividends or redemptions or upon liquidation and any Preferred Securities.

          "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "Redeemable Share Capital" means any shares of any class or series of Share Capital that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is of upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Senior Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

          "Redemption Date" means, with respect to any Senior Note to be redeemed, the date fixed by TLGI for such redemption pursuant to this Indenture and the terms of the Senior Notes.

          "Redemption Price" means, with respect to any Senior Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Senior Notes.

          "Restricted Subsidiary" means any Subsidiary of TLGI other than an Unrestricted Subsidiary.

          "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "Securities Act" means the Securities Act of 1933 (United States), as amended from time to time.

          "Senior Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

          "Series 5 Senior Notes" means the $200,000,000 aggregate principal amount of TLGI's 6.10% Series 5 Senior Guaranteed Notes due 2002 issued pursuant to this Indenture on September 26, 1997.

          "Share Capital" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's share capital, and any rights (other than debt securities convertible into share capital), warrants or options exchangeable for or convertible into such share capital.

          "Significant Subsidiary" shall mean a Restricted Subsidiary which is a "Significant Subsidiary" as defined in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "Special Finance Subsidiary" means a Restricted Subsidiary whose sole assets are debt obligations of TLGI or the Guarantor and whose sole liabilities are Preferred Securities the proceeds from the sale of which are or have been advanced to TLGI or the Guarantor.

          "Stated Maturity" means, when used with respect to any Senior Note or any instalment of interest thereon, the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such instalment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any instalment of interest thereon, is due and payable.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Shares is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals (other than nationals of the United States) mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Surviving Entity" shall have the meaning set forth in Section 5.1.

          "Trust Indenture Legislation" means, at any time, the provisions of
(i) the Company Act (British Columbia) and the regulations thereunder as amended or re-enacted from time to time, and (ii) the provisions of any other applicable statute of Canada, in each case relating to trust indentures and the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Unrestricted Subsidiary" means (i) First Capital Life Insurance Company of Louisiana, National Capital Life Insurance Company, Security Industrial Insurance Company, Security Industrial Fire Insurance Company or any successors to such Subsidiaries or (ii) a Subsidiary of TLGI declared by the Board of Directors of TLGI to be an Unrestricted Subsidiary; provided, that no such Subsidiary shall be declared to be an Unrestricted Subsidiary unless (x) none of its properties or assets were owned by TLGI or any of its Subsidiaries prior to the Issue Date, (y) its properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (z) it has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (i) neither TLGI nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender, and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of TLGI or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Voting Shares" means any class or classes of Share Capital pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, or trustees of any Person (irrespective of whether or not, at the time, Share Capital of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" means (i) any Restricted Subsidiary of TLGI of which 100% of the outstanding Share Capital is owned by TLGI or one or more Wholly-Owned Subsidiaries of TLGI or by TLGI and one or more Wholly-Owned Subsidiaries of TLGI, including the Guarantor, or (ii) any Subsidiary, at least 66 2/3 % of the outstanding voting securities of which, and all of the outstanding shares entitled to receive dividends or other distributions of which, shall at the time be owned or controlled, directly or indirectly, by TLGI or one or more Wholly-Owned Subsidiaries of TLGI or by TLGI and one or more Wholly-Owned Subsidiaries of TLGI, including the Guarantor. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals (other than nationals of the United States) mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

1.2       RULES OF CONSTRUCTION.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) words in the singular include the plural, and words in the plural include the singular;

          (b)  "or" is not exclusive;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (e) all references to "$" or "dollar" shall refer to the lawful currency of Canada and all references to "U.S.$" shall refer to the lawful currency of the United States of America.

                                   ARTICLE 2

                               THE SENIOR NOTES

2.1       ISSUANCE OF SENIOR NOTES.

          The aggregate principal amount of Senior Notes which may be outstanding at any time under this Indenture may not exceed $500,000,000 at any time, except to the extent permitted by Section 2.6. The Senior Notes may be issued in one or more series. Upon the execution and delivery of this Indenture and the Guarantee, Series 5 Senior Notes in an aggregate principal amount of $500,000,000 may be executed by TLGI and delivered to the Trustee for authentication.

          The Series 5 Senior Notes are 6.10% Series 5 Senior Guaranteed Notes due 2002, issued on September 26, 1997.

          The Senior Notes of each series and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officer executing such Senior Notes, as evidenced by their execution thereof. The Senior Notes of each series shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The definitive Senior Notes and the Guarantee shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner all as determined by the Officer executing such Senior Notes, as evidenced by their execution of such Senior Notes. Each Senior Note shall be dated the date of its authentication.

          The Series 5 Senior Notes shall be issued in the form of permanent certificated Senior Notes in registered form in substantially the form set forth in Exhibit A hereto duly executed by TLGI and authenticated by the Trustee as hereinafter provided.

          The terms and provisions contained in the form of the Senior Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable TLGI and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

2.2       EXECUTION AND AUTHENTICATION.

          Any one Officer shall execute the Senior Notes of each series on behalf of TLGI by either manual or facsimile signature.

          If an Officer whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Notes or at any time thereafter, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. Such signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate Senior Notes for original issue upon receipt of an Officers' Certificate signed by any one Officer of TLGI directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of the Senior Notes contained herein have been complied with.

          With the prior written approval of TLGI, the Trustee may appoint an authenticating agent acceptable to TLGI to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with TLGI or with any of TLGI's Affiliates.

2.3       NOTEHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.

2.4       TRANSFER AND EXCHANGE.

          When Senior Notes of any series are presented to the Trustee with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Trustee shall register the transfer or make the exchange as requested if its requirements for such transaction are met; PROVIDED, HOWEVER, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to TLGI and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, TLGI shall execute and the Trustee shall authenticate Senior Notes at the Trustee's request. No service charge shall be made for any transfer, exchange or redemption, but TLGI may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to this Section 2.4). The Trustee shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Senior Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Senior Note being redeemed in part.

2.5       REPLACEMENT NOTES.

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, TLGI shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are satisfied. If required by the Trustee or TLGI such Holder must provide an indemnity, sufficient in the judgment of both TLGI and the Trustee, to protect TLGI and the Trustee from any loss which either of them may suffer if a Senior Note is replaced. TLGI may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel. Every replacement Senior
Note is an additional obligation of TLGI and the Guarantor.

2.6       OUTSTANDING SENIOR NOTES.

          Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because TLGI or any of its Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.4 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior
Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.4.

          If on a Redemption Date or a Maturity Date the Trustee holds cash or Canadian Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, and is not prohibited from paying such cash or Canadian Government Obligations to the Holders of such Senior Notes pursuant to the terms of this Indenture, then on and after that date, such Senior Notes cease to be outstanding and interest on them shall cease to accrue.

2.7       TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by TLGI or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

2.8       TEMPORARY NOTES.

          Until definitive Senior Notes are prepared and ready for delivery, TLGI may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that TLGI considers appropriate for temporary Senior Notes. Without unreasonable delay, TLGI shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

2.9       CANCELLATION.

          TLGI at any time may deliver Senior Notes to the Trustee for cancellation. The Trustee, and no one else, shall promptly cancel and, at the written direction of TLGI, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.5, TLGI may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If TLGI shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.9.

2.10      DEFAULTED INTEREST.

          If TLGI defaults on a payment of interest on the Senior Notes of any series, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. TLGI shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, TLGI shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.11      DEPOSIT OF MONEYS.

          On or before each Interest Payment Date and Maturity Date, TLGI shall deposit with the Trustee in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.


                                ARTICLE 3

                REDEMPTION OR PURCHASE OF SENIOR NOTES

3.1       NOTICES TO THE TRUSTEE.

          Each series of Senior Notes may provide that such series of Senior Notes is redeemable in whole or in part at the option of TLGI. If TLGI is permitted to redeem Senior Notes of any series pursuant to the terms of such series of Senior Notes, it shall notify the Trustee of the Redemption Date and principal amount of Senior Notes to be redeemed.

          TLGI shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of such series of Senior Notes, of any redemption at least 45 days before the Redemption Date.

3.2       SELECTION OF SENIOR NOTES TO BE REDEEMED.

          If less than all the Senior Notes of any series are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected from the outstanding Senior Notes of such series not previously called for redemption pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify TLGI in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

3.3       NOTICE OF REDEMPTION.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed, at the address of such Holder appearing in the Senior Note register maintained by the Trustee.

          All notices of redemption shall identify the Senior Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (c) that, unless TLGI defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price and accrued interest upon surrender to the Trustee of the Senior Notes redeemed;

          (d) if any Senior Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Senior Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Senior Note to the Trustee a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

          (e) that Senior Notes called for redemption must be surrendered to the Trustee to collect the Redemption Price and the name and address of the Trustee; and

          (f) the paragraph of the Senior Notes pursuant to which the Senior Notes are being redeemed.

          Notice of redemption of Senior Notes to be redeemed at the election of TLGI shall be given by TLGI or, at TLGI's written request, by the Trustee in the name and at the expense of TLGI.

3.4       EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee, such Senior Notes called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest to the Redemption Date.

3.5       DEPOSIT OF REDEMPTION PRICE.

          On or prior to any Redemption Date, TLGI shall deposit with the Trustee an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date, other than Senior Notes or portions thereof called for redemption on that date which have been delivered by TLGI to the Trustee for cancellation.

          If TLGI complies with the preceding paragraph, then, unless TLGI defaults in the payment of such Redemption Price, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment. If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued and unpaid interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Senior Notes.

3.6       PURCHASE FOR CANCELLATION.

          TLGI may, in whole at any time and in part from time to time, purchase for cancellation the Senior Notes in the market (including purchases from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by invitation for tender or by private contract at any time and at any price. Any Senior Notes so purchased will be delivered to the Trustee and will be cancelled by it and no Senior Note will be issued in substitution therefor.

          If, upon an invitation for tenders, more Senior Notes are tendered at the same lowest price than TLGI is prepared to accept, the Senior Notes to be purchased by TLGI will be selected by the Trustee by lot or on a PRO RATA basis or in such other manner as the Trustee may deem equitable, from the Senior Notes tendered by each tendering Noteholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Senior Notes may be so selected and regulations so made will be valid and binding upon all Noteholders, notwithstanding the fact that, as a result thereof, one or more of such Senior Notes become subject to purchase in part only. The Holder of any Senior Note of which a part only is purchased, upon surrender of such Senior Note for payment, shall be entitled to receive without expense to such Holder one or more new Senior Notes for the unpurchased part so surrendered and the Trustee shall certify and deliver such new Senior Note or Senior Notes upon receipt of the Senior Note so surrendered.

3.7       SENIOR NOTES REDEEMED OR PURCHASED IN PART.

          Upon surrender to the Trustee of a Senior Note which is to be redeemed or purchased in part, TLGI shall execute, the Guarantor shall guarantee and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes (accompanied by a notation of Guarantee duly endorsed by the Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Senior Note so surrendered that is not redeemed or purchased.


                                   ARTICLE 4

                                   COVENANTS

          Each of TLGI and the Guarantor hereby jointly and severally covenant as follows, from and after the Closing Date and continuing so long as any amount remains unpaid on any Senior Note:

4.1       PAYMENT OF SENIOR NOTES.

          Each of TLGI and the Guarantor will pay, or cause to be paid, the principal of and interest on the Senior Notes of each series on the day and in the manner provided in the Senior Notes and this Indenture. An instalment of principal or interest shall be considered paid on the date due if the Trustee holds on that date money designated and set aside for and sufficient to pay the instalment in a timely manner and is not prohibited from paying such money to the Holders of the Senior Notes pursuant to the terms of this Indenture.

          TLGI or the Guarantor, as the case may be, will pay interest on overdue principal at the rate and in the manner provided in the Senior Notes; it shall pay interest on overdue instalments of interest at the same rate and in the same manner, to the extent lawful.

4.2       MAINTENANCE OF OFFICE OR AGENCY.

          TLGI will maintain in Vancouver, British Columbia, an office or agency where Senior Notes of each series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon TLGI in respect of the Senior Notes and this Indenture may be served. TLGI will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time TLGI shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.1.

          TLGI may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve TLGI of its obligation to maintain an office or agency in Vancouver,

British Columbia for such purposes. TLGI will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

4.3       CORPORATE EXISTENCE.

          Subject to Article Five, each of TLGI and the Guarantor shall do or cause to be done all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of TLGI, the Guarantor and the Restricted Subsidiaries; provided, however, that TLGI, the Guarantor and the Restricted Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of TLGI shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of TLGI and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Guarantor and its Subsidiaries taken as a whole or to the ability of TLGI or the Guarantor to otherwise satisfy its obligations hereunder.

4.4       PAYMENT OF TAXES AND OTHER CLAIMS.

          Each of TLGI and the Guarantor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon TLGI or any of its Restricted Subsidiaries or upon the income, profits or property of TLGI or any of its Restricted Subsidiaries, and (b) all lawful claims for labour, materials and supplies which, if unpaid, might by law become a Lien upon the property of TLGI or any Restricted Subsidiary of TLGI, PROVIDED, HOWEVER, that neither TLGI nor the Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to TLGI.

4.5       MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS; COMPLIANCE
          WITH LAW.

          (a) Each of TLGI and the Guarantor shall, and shall cause each of its Restricted Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments, and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.5(a) shall prevent TLGI or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of TLGI or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either TLGI and its Subsidiaries taken as a whole or the ability of TLGI or the Guarantor to satisfy its obligations hereunder.

          (b) Each of TLGI and the Guarantor shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated
(which may include self-insurance in the same form as is customarily maintained by companies similarly situated.)

          (c) Each of TLGI and the Guarantor shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of TLGI and each Restricted Subsidiary of TLGI and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to TLGI and its Subsidiaries taken as a whole.

          (d) Each of TLGI and the Guarantor shall and shall cause each of its Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the earnings, properties, assets or condition (financial or otherwise) of TLGI and its Subsidiaries taken as a whole.

4.6       COMPLIANCE CERTIFICATE.

          (a) Each of TLGI and the Guarantor will deliver to the Trustee within 60 days after the end of each of TLGI's first three fiscal quarters and within 90 days after the end of TLGI's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by TLGI or the Guarantor or an event which, with notice or lapse of time or both, would constitute a default by TLGI or the Guarantor under any Pari Passu Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.6(a) shall be for the first fiscal quarter of TLGI beginning after the Measurement Date. TLGI shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of TLGI's and the Guarantor's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

          (b) TLGI shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by TLGI's and the Guarantor's independent chartered accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Senior Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture or an event which, with notice or lapse of time or both, would constitute a default under any Pari Passu Indebtedness has come to their attention and, if such a Default, Event of Default or a default under any Pari Passu Indebtedness has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent chartered accountants shall not be liable by reason of any failure to obtain knowledge of any such Default, Event of Default or a default under any Pari Passu Indebtedness that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (c) Each of TLGI and the Guarantor will deliver to the Trustee as soon as possible, and in any event within 10 days after TLGI and/or the Guarantor, as the case may be, becomes aware or should reasonably have become aware of the occurrence of any Default, Event of Default or an event which, with notice or lapse of time or both, would constitute a default by TLGI and/or the Guarantor, as the case may be, under any Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action TLGI and/or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

4.7       LIMITATION ON LIENS.

          TLGI will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, where the aggregate amount of Indebtedness secured by any such Liens, together with the aggregate amount of property subject to any Sale-Leaseback Transactions of TLGI and its Restricted Subsidiaries (other than Permitted Sale-Leaseback Transactions), exceeds 10% of TLGI's Consolidated Net Worth, unless (x) in the case of Liens securing Indebtedness that is subordinate or junior in right of payment to the Senior Notes, the Senior Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Senior Notes are equally and rateably secured except for
(a) Liens existing as at the Measurement Date; (b) Liens securing the Senior Notes or the Guarantee; (c) Liens in favour of TLGI, the Guarantor or any Wholly-Owned Subsidiary; (d) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the provisions of this Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of TLGI or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and provided further that the principal amount of the Indebtedness so incurred does not exceed the principal amount of the Indebtedness so refinanced as of the date of such refinancing; and
(e) Permitted Liens.

4.8       LIMITATIONS ON SALE-LEASEBACK TRANSACTIONS.

          TLGI will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of TLGI or any of its Restricted Subsidiaries where the aggregate amount of property subject to such Sale-Leaseback Transactions, together with the aggregate amount of Liens securing Indebtedness of TLGI and its Restricted Subsidiaries (other than Permitted Liens), exceeds 10% of TLGI's Consolidated Net Worth. Notwithstanding the foregoing, TLGI and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions ("Permitted Sale-Leaseback Transactions") with respect to property acquired or constructed after the Measurement Date; provided that the Attributable Value of such Sale-Leaseback Transactions shall be deemed to be Indebtedness of TLGI or such Restricted Subsidiary, as the case may be.

4.9       REPORTS.

          TLGI shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to TLGI's shareholders, to the Holders at their addresses as set forth in the register of securities maintained by the Trustee.

4.10      WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each of TLGI and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive TLGI or the Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of TLGI and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                ARTICLE 5

                          SUCCESSOR CORPORATION

5.1       WHEN TLGI MAY MERGE, ETC.

          (a) TLGI will not, and will not permit the Guarantor to, in any transaction or series of transactions, amalgamate or merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and TLGI will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of TLGI or the Guarantor or TLGI and its Restricted Subsidiaries, taken as a whole, or the Guarantor and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, TLGI or the Guarantor or a Restricted Subsidiary, as the case may be, shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which TLGI, the Guarantor or such Restricted Subsidiary, as the case may be, is amalgamated or merged or to which the properties and assets of TLGI, the Guarantor or such Restricted Subsidiary, as the case may be, are transferred (any surviving Person, amalgamated Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province or territory thereof (and, in the case of TLGI, if the Surviving Entity is a corporation organized or existing under the laws of the United States of America or any state thereof or the District of Columbia, counsel to TLGI has provided an opinion to the effect that there is no material disadvantage to the holders of the Senior Notes that are residents of Canada under applicable tax legislation as a result of the Senior Notes being obligations of a corporation organized or existing under the laws of the United States of America or any state thereof or the District of Columbia), and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Senior Notes and the performance and observance of every covenant and obligation of this Indenture and the Senior Notes on the part of TLGI or the Guarantor, as the case may be, to be performed or observed and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and after giving affect to such transaction or series of transactions on a PRO FORMA basis, no Default or Event of Default shall have occurred and be continuing; (c) immediately after giving effect to such transaction or series of transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) the Consolidated Net Worth of TLGI, the Guarantor or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of TLGI or the Guarantor, as the case may be, immediately before such transaction or series of transactions; and (d) TLGI, the Guarantor or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with this Indenture and that all conditions precedent herein provided for relating to such transaction or series of transactions have been complied with.

5.2       SUCCESSOR SUBSTITUTED.

          Upon any amalgamation, consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of TLGI or the Guarantor in accordance with
Section 5.1 hereof, the Person or Persons formed by such amalgamation, consolidation or into which TLGI or the Guarantor is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, TLGI or the Guarantor, as the case may be, under this Indenture and the Senior Notes with the same effect as if such successor had been named as TLGI or the Guarantor, as the case may be.


                                  ARTICLE 6

                                  REMEDIES

6.1       EVENTS OF DEFAULT.

          An "Event of Default" with respect to each series of Senior Notes means any of the following events:

          (a) default in the payment of the principal of or premium, if any, on any Senior Note of such series when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (b) default in the payment of an instalment of interest on any of the Senior Notes of such series, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

          (c) failure to perform or observe any other term, covenant or agreement contained in the Senior Notes of such series or the Guarantee with respect to Senior Notes of such series or pursuant to the provisions of this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring TLGI and the Guarantor to remedy the same shall have been given (i) to TLGI and the Guarantor by the Trustee or (ii) to TLGI, the Guarantor and the Trustee by Holders of at least 25% in aggregate principal amount of the Senior Notes of such series then outstanding; or

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which TLGI or any Restricted Subsidiary of TLGI then has outstanding Indebtedness in excess of U.S.$50,000,000 (including Senior Notes of another series), individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

          (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of U.S.$50,000,000, either individually or in the aggregate, shall be entered against TLGI or any Restricted Subsidiary of TLGI or any of their respective properties and shall not be discharged or bonded against or stayed and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

          (f)  either (i) the collateral agent under the Collateral Agreement or
     (ii) any holder of at least U.S.$50,000,000 in aggregate principal amount of Indebtedness of TLGI or any of its Restricted Subsidiaries shall commence judicial proceedings to foreclose upon assets of TLGI or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of U.S.$50,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

          (g) TLGI or any Significant Subsidiary of TLGI pursuant to or under or within the meaning of any Bankruptcy Law:

               (1)  consents to the entry of a receiving order;

               (2) files a proposal or a notice of intention to file a proposal or otherwise seeks protection from creditors or any of them;

               (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (4)  makes a general assignment for the benefit of its creditors;
          or

               (5) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (1) is for relief against TLGI or any Significant Subsidiary of TLGI;

               (2) appoints a Custodian, interim receiver or receiver of TLGI or any Significant Subsidiary of TLGI for all or substantially all of its properties; or

               (3) orders the liquidation of TLGI or any Significant Subsidiary of TLGI;

     and in each case the order or decree remains unstayed and in effect for 60 days; or

          (i) the Guarantee with respect to such series ceases to be in full force and effect or is declared null and void, or the Guarantor denies that it has any further liability under the Guarantee with respect to such series, or gives notice to such effect and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring TLGI and the Guarantor to remedy the same shall have been given (x) to TLGI and the Guarantor by the Trustee or (y) to TLGI, the Guarantor and the Trustee by Holders of at least 25% in aggregate principal amount of the Senior Notes of any series then outstanding.

          Subject to the provisions of Section 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to the Trustee by TLGI, the Guarantor, any Holder, any holder of Indebtedness or any of their respective agents.

6.2       ACCELERATION.

          If an Event of Default (other than as specified in Section 6.1(g) or 6.1(h)) occurs and is continuing with respect to the Senior Notes of any series, the Trustee, by written notice to TLGI and the Guarantor, or the Holders of at least 25% in aggregate principal amount of the Senior Notes of such series then outstanding, by written notice to the Trustee, TLGI and the Guarantor, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Senior Notes of such series to be due and payable immediately, upon which declaration, all amounts payable in respect of the Senior Notes of such series shall be a immediately due and payable. If an Event of Default specified in Section 6.1(g) or 6.1(h) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Senior Notes.

          After a declaration of acceleration hereunder with respect to the Senior Notes of any series, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Senior Notes of such series, by written notice to TLGI, the Guarantor and the Trustee, may rescind such declaration if (a) TLGI or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section 7.7 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all

Senior Notes of such series, (iii) the principal of and premium, if any, on any Senior Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes of such series, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal which has become due otherwise than by such declaration of acceleration at the rate borne by the Senior Notes of such series; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other then the non-payment of principal of, premium, if any, and interest on the Senior Notes of such series that has become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 6.4.

          No such rescission shall affect any subsequent Default or Event of Default or impair any right therein.

6.3       OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

          All rights of action and claims under this Indenture or the Senior Notes may be enforced by the Trustee even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.4       WAIVER OF PAST DEFAULTS.

          Subject to the provisions of Section 6.7 and 9.2, the Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes of any series by notice to the Trustee may, on behalf of the Holders of all the Senior Notes of any such series, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in
Section 6.1 (a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

6.5       CONTROL BY MAJORITY.

          The Holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

6.6       LIMITATION ON SUITS.

          No Holder of any Senior Notes of any series shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Senior Notes of such series unless:

          (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the outstanding Senior Notes of such series make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

          (e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Senior Notes do not give the Trustee a direction which is inconsistent with the request.

          The foregoing limitations shall not apply to an action or suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Senior Note on or after the respective due date set forth in such Senior Note.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

6.7       RIGHT OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Senior Note to receive payment of the principal of, premium, if any, and interest on such Senior Note, on or after the respective Stated Maturities expressed in such Senior Notes, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

6.8       COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in clause (a) or (b) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against TLGI, the Guarantor or any other obligor on the Senior Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest, to the extent that payment of such interest is lawful, on overdue principal and interest on overdue instalments of interest, in each case at the rate per annum borne by the Senior Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.9       TRUSTEE MAY FILE PROOFS OF CLAIMS.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to TLGI, the Guarantor or the Subsidiaries of TLGI and the Guarantor (or any other obligor upon the Senior Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10      PRIORITIES.

          If the Trustee collects any money pursuant to this Article 6, it shall pay out such money in the following order:

          First: to the Trustee for amounts due under Section 7.7;

          Second: to the Holders for interest accrued on the Senior Notes, rateably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for interest;

          Third: to the Holders for principal amounts (including any premium) owing under the Senior Notes, rateably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal (including any premium); and

          Fourth: the balance, if any, to TLGI or the Guarantor, as the case may be.

          The Trustee, upon prior written notice to TLGI, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

6.11      UNDERTAKING FOR COSTS.

          In any action or suit for the enforcement of any right or remedy under this Indenture or in any action or suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the action or suit of an undertaking to pay the costs of the action or suit, and the court in its discretion may assess reasonable costs, including reasonable counsel or solicitors' fees, against any party litigant in the action or action or suit, having due regard to the merits and good faith of the claims or defences made by the party litigant. This Section 6.11 does not apply to any action or suit by the Trustee, any action or suit by a Holder pursuant to Section 6.7, or an action or suit by Holders of more than 10% in aggregate principal amount of the outstanding Senior Notes.

6.12      RESTORATION OF RIGHTS AND REMEDIES

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Senior Note or the Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case TLGI, the Guarantor, the Trustee and or Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE 7

                                   TRUSTEE

7.1       DUTIES.

          (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default in which case the duties set out in paragraph (a) of this Section 7.1 shall also apply:

          (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (1)  this paragraph does not limit the effect of paragraph (b) of this
     Section 7.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5;

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

7.2       RIGHTS OF TRUSTEE.

          Subject to Section 7.1 hereof:

          (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

          (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.2 and 11.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (d) the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence;

          (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

          (f) the Trustee shall not be bound to make any investigation into the facts or stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

          (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

7.3       INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee or any other agent of TLGI or the Guarantor, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to Section 7.10, may otherwise deal with TLGI, the Guarantor and their Subsidiaries with the same rights it would have if it were not the Trustee or such other agent.

7.4       TRUSTEE'S DISCLAIMER.

          The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes or of the Guarantee, it shall not be accountable for TLGI's use or application of the proceeds from the Senior Notes, it shall not be responsible for the use or application of any money received by any Person other than the Trustee and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

7.5       NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days thereafter; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

7.6       MONEY HELD IN TRUST.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein, or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with TLGI.

7.7       COMPENSATION AND INDEMNITY.

          TLGI and the Guarantor covenant and agree to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. TLGI and the Guarantor shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          TLGI and the Guarantor shall indemnify the Trustee, and its officers, directors, employees and agents, for, and hold them harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify TLGI and the Guarantor promptly of any claim asserted against the Trustee for which it may seek indemnity. TLGI and the Guarantor shall defend the claim and the Trustee shall cooperate in the defence. The Trustee may have separate counsel and TLGI and the Guarantor shall pay the reasonable fees and expenses of such counsel. TLGI and the Guarantor need not pay for any settlement made without its prior written consent. TLGI and the Guarantor need not reimburse any expense of indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or wilful misconduct.

          To secure the payment obligations of TLGI and the Guarantor in this
Section 7.7, the Trustee shall have a Lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Senior Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default in Section 6.1(g) or (h), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of TLGI and the Guarantor under this Section 7.7 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the obligations of TLGI and the Guarantor pursuant to
Article 8 and/or the termination of this Indenture.

7.8       REPLACEMENT OF TRUSTEES.

          The Trustee may resign by so notifying TLGI provided that any resignation of the Trustee (or any successor trustee) shall become effective only upon the appointment of a successor trustee and such successor's acceptance of its appointment. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by so notifying TLGI and the Trustee and may appoint a successor trustee with TLGI's prior written consent. TLGI may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, TLGI shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.7. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Senior Notes may, with TLGI's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by TLGI.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to TLGI. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, or TLGI or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the obligations of TLGI and the Guarantor under Section 7.7 shall continue for the benefit of the retiring Trustee.

7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges, amalgamates or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be successor Trustee.

7.10      ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Legislation. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article, and shall duly and timely give notice to the Registrar of Companies (British Columbia), or other duly authorized Person performing his duties, as may from time to time be required by Trust Indenture Legislation.


                                  ARTICLE 8

                  SATISFACTION AND DISCHARGE OF INDENTURE

8.1       TERMINATION OF THE OBLIGATIONS OF TLGI AND THE GUARANTOR.

          Each of TLGI and the Guarantor may terminate its obligations under the Senior Notes of any series and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.1, if all Senior Notes of such series previously authenticated and delivered (other than destroyed, lost or stolen Senior Notes which have been replaced or paid or Senior Notes for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by TLGI and thereafter repaid to TLGI, as provided in Section 8.4) have been delivered to the Trustee for cancellation and TLGI or the Guarantor has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article 3, TLGI shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Senior Notes of such series under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Senior Notes of such series have otherwise become due and payable hereunder;

          (b) TLGI or the Guarantor shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in Canadian dollars, Canadian Government Obligations, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Senior Notes of such series to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent chartered accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Senior Notes of such series;

          (c) no Default or Event of Default with respect to this Indenture or the Senior Notes of such series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under. any other instrument to which TLGI or the Guarantor is a party or by which it is bound;

          (d) TLGI or the Guarantor shall have paid all other sums payable by it hereunder; and

          (e) TLGI or the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of TLGI's and the Guarantor's obligation under the Senior Notes of such series, the related Guarantee and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, TLGI's obligations in Sections 2.3, 2.4, 2.5, 4.1, 4.2 and 7.7 and the Guarantor's obligations in respect thereof shall survive until the Senior Notes of such series are no longer outstanding pursuant to Section 2.6. After the Senior Notes of such series are no longer outstanding, TLGI's obligations in Sections 7.7, 8.3, 8.4 and 8.5 and the Guarantor's obligations in respect thereof shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of TLGI's and the Guarantor's obligations under the Senior Notes of such series except for those surviving obligations specified above.

8.2       LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) Each of TLGI and the Guarantor may, at its option by Board Resolution of the Board of Directors of TLGI or the Guarantor, as the case may be, at any time, with respect to the Senior Notes of any series, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Senior Notes of such series upon compliance with the conditions set forth in paragraph
(d).

          (b) Upon TLGI's or the Guarantor's exercise under paragraph (a) of the option applicable to this paragraph (b), TLGI and the Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Senior Notes of any series on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that TLGI shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes of such series, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of TLGI, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Senior Notes of such series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) TLGI's obligations with respect to such Senior Notes under Sections 2.3, 2.4 and 4.2. and, with respect to the Trustee, under Section 7.7 and the Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article 8. Subject to compliance with this Section 8.2, TLGI may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Senior Notes of such series.

          (c) Upon the exercise by TLGI and the Guarantor under paragraph (a) of the option applicable to this paragraph (c), each of TLGI and the Guarantor shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.7 through 4.9 with respect to the outstanding Senior Notes of any series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Senior Notes of such series shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Senior Notes, TLGI and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(c), but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph, (b) or paragraph (c) above to the outstanding Senior Notes of any series:

          (1) TLGI shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section
     7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (x) cash, in Canadian dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the Government of Canada ("Canadian Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in Canadian dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Senior Notes of such series not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, principal of, premium, if any, and interest on the outstanding Senior Notes of such series (except lost, stolen or destroyed Senior Notes which have been replaced or repaid) on the Maturity Date thereof or otherwise in accordance with the term of this Indenture and of such Senior Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from TLGI instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Canadian Government Obligations to said payments with respect to the Senior Notes of such series;

          (2) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Senior Notes of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(a) is concerned, at any time during the period ending on the later of the end of three months and the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of TLGI or the Guarantor;

          (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which TLGI or the Guarantor is a party or by which it is bound;

          (5) in the case of an election under paragraph (b) above, TLGI shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Senior Notes of such series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such legal defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (6) in the case of an election under paragraph (c) above, TLGI shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Senior Notes of such series will not recognize income, gain or loss for Canadian federal income tax purposes as a result of such covenant defeasance and will be subject to Canadian federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (7) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel in the United States, satisfactory to the Trustee, to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of TLGI or the Guarantor, and
     (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; PROVIDED, HOWEVER, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of TLGI or the Guarantor, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Senior Notes of such series, the Trustee will hold, for the benefit of the Holders of Senior Notes of such series, a valid and enforceable security interest in such trust funds that is not avoidable or invalid in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Senior Notes of such series will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Senior Notes of such series in exchange for or with respect to any of such funds will be subject to any prior rights of any other Person, subject only to prior Liens granted under
     Section 364 of Title 11 of the U.S. Bankruptcy Code or any section of another Bankruptcy Law having the same effect, but still subject to the foregoing clause (B);

          (8) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel in Canada, satisfactory to the Trustee, to substantially the same effect as the opinion referred to in subsection (7) above, subject to such changes as may be reasonably necessary to reflect any applicable Canadian Bankruptcy Law; and

          (9) TLGI shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of TLGI or the Guarantor shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and Canadian Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for the purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Senior Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          TLGI shall, and TLGI shall cause the Guarantor, to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Canadian Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes of such series.

          Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to TLGI from time to time upon the request, in writing, by TLGI any money or Canadian Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

8.3       APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or Canadian Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from Canadian Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Senior Notes of each series for which such deposit is made.

8.4       REPAYMENT TO TLGI OR GUARANTOR.

          Subject to Sections 7.7, 8.1 and 8.2, the Trustee shall promptly pay to TLGI or if deposited with the Trustee by the Guarantor, to the Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.2, held by it at any time. The Trustee shall pay to TLGI or the Guarantor, upon receipt by the Trustee of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holder is required; PROVIDED, HOWEVER, that the Trustee before being required to make any payment may, but need not, at the expense of TLGI cause to be published once in a newspaper of general circulation in Vancouver and Toronto or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at less 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to TLGI. After payment to TLGI or the Guarantor, Holders entitled to money must look solely to TLGI and the Guarantor for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee with respect to such money shall thereupon cease.

8.5       REINSTATEMENT.

          If the Trustee is unable to apply any money or Canadian Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then TLGI's and the Guarantor's obligations under this Indenture and the Senior Notes of such series shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or Canadian Government Obligations in accordance with this Indenture; provided, however, that if TLGI or the Guarantor has made any payment of principal of, premium, if any, or interest on any Senior Notes of such series because of the reinstatement of its obligations, TLGI or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money or Canadian Government Obligations held by the Trustee.


                                  ARTICLE 9

                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.1       WITHOUT CONSENT OF HOLDERS.

          TLGI, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Senior Notes without notice to or consent of any Holder:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b)  to comply with Article 5;

          (c) to provide for uncertificated Senior Notes in addition to certificated Senior Notes; or

          (d) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

          Notwithstanding the above, the Trustee and TLGI may not make any change that adversely affects the rights of any Holder hereunder. TLGI shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (d) of this Section 9.1 does not adversely affect the rights of any Holder.

9.2       WITH CONSENT OF HOLDERS.

          Subject to Section 6.4, TLGI, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Senior Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of each series of the Senior Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Senior Notes of such series then outstanding by written notice to the Trustee may waive future compliance by TLGI or the Guarantor with any provision of this Indenture, the Guarantee or the Senior Notes.

          Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4, may not:

          (a) reduce the percentage in outstanding aggregate principal amount of such series of Senior Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Guarantee or the Senior Notes;

          (b) reduce or change the rate or time for payment of interest on any Senior Note;

          (c) change the currency in which any Senior Note, or any premium or interest thereon, is payable;

          (d) reduce the principal amount outstanding of or extend the fixed maturity of any Senior Note or alter the redemption provisions with respect thereto;

          (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Senior Note;

          (f) make the principal of, premium, if any, or interest on any Senior Note payable in money other than that stated in the Senior Note;

          (g)  modify this Section 9.2 or Section 6.4 or Section 6.7;

          (h) modify or change any provision of this Indenture affecting the subordination or ranking of the Senior Notes or the Guarantee in a manner adverse to the Holders; or

          (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Senior Notes of such series.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, TLGI shall mail to the Holder of each Senior Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of TLGI to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

9.3       COMPLIANCE WITH TRUST INDENTURE LEGISLATION.

          Every amendment of or supplement to this Indenture, the Guarantee or each series of the Senior Notes shall comply with the Trust Indenture Legislation as then in effect.

9.4       REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Senior Note or portion of that Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Senior Note or portion of a Senior Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          TLGI may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.2; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note.

9.5       NOTATION ON OR EXCHANGE OF SENIOR NOTES.

          If an amendment, supplement or waiver changes the terms of a Senior Note of any series, the Trustee shall (in accordance with the specific direction of TLGI) request the Holder of the Senior Note to deliver it to the Trustee.
The Trustee shall (in accordance with the specific direction of TLGI) place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if TLGI or the Trustee so determines, TLGI in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.6       TRUSTEE MAY SIGN AMENDMENTS. ETC.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon TLGI in accordance with its terms.


                                   ARTICLE 10

                           GUARANTEE OF SENIOR NOTES

10.1      GUARANTEE.

          Subject to the provisions of this Article 10, the Guarantor hereby unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of TLGI to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Senior Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Senior Notes and all other obligations of TLGI to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes, the same will be promptly paid in full when due or performed in accordance with the term of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise failing payment when due of any amount so guaranteed, or failing performance of any other obligation of TLGI to the Holders, for whatever reason, the Guarantor will be obligated to pay, or to perform or cause the payment or performance of, the same immediately. An Event of Default under this Indenture or the Senior Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Senior Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of TLGI.

          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against TLGI, any action to enforce the same whether or not a Guarantee is affixed to any particular Senior Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of TLGI, any right to require a proceeding first against TLGI, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Senior Notes, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to TLGI, or any custodian, trustee, receiver, liquidator or other similar official acting in relation to TLGI, any amount paid by the Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Holders of Senior Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

          This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against TLGI for liquidation, bankruptcy or reorganization, should TLGI become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of TLGI's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Senior Notes, whether as a "fraudulent preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Senior Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No shareholder, officer, director, employer or incorporator, past, present or future, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such shareholder, officer, director, employer or incorporator.

          The Guarantee constitutes a guarantee of payment and ranks pari passu in right of payment to all senior indebtedness of the Guarantor.

10.2      EXECUTION AND DELIVERY OF GUARANTEE.

          To further evidence the Guarantee set forth in Section 10.1, the Guarantor hereby agrees that a notation of the Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on each Senior Note authenticated and delivered by the Trustee after the Guarantee is executed by either manual or facsimile signature of any Officer of the Guarantor. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Senior Note.

          The Guarantor hereby agrees that its Guarantee set forth in Section
10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of the Guarantee.

          If an Officer of the Guarantor whose signature is on this Indenture or a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note or at any time thereafter, the Guarantor's Guarantee of such Senior Note shall be valid nevertheless.

          The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.


                                   ARTICLE 11

                                 MISCELLANEOUS

11.1      NOTICES.

          Any notice or communication shall be sufficiently given if in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows:

          If to TLGI or the Guarantor to:

          The Loewen Group Inc.
          4126 Norland Avenue
          Burnaby, BC  V5G 3S8
          Canada

          Attention:  Chief Financial Officer

          With a copy to:

          Loewen Group International, Inc.
          3190 Tremont Avenue
          Trevose, Pennsylvania
          USA  19053

          Attention:  Chief Financial Officer

          If to the Trustee to;

          The Trust Company of Bank of Montreal
          6th Floor, First Bank Tower
          595 Burrard Street
          P.O. Box 49500, Bentall Centre Postal Station
          Vancouver, BC  V7X 1L7

          Attention:  Director, Client Relations

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, postage prepaid, to a Holder shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Senior Notes register maintained by the Trustee and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

11.2      CERTIFICATE AND  OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by TLGI or the Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

11.3      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contain in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact in Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

11.4      RULES BY TRUSTEE.

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

11.5      GOVERNING LAW.

          This Indenture shall be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable therein and the parties hereto agree that any legal action or proceedings against any of them with respect to this Indenture may be brought in the courts of British Columbia and by execution and delivery of this Indenture, each of the said parties hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of British Columbia.

11.6      INTEREST ACT (CANADA).

          For the purposes of the Interest Act (Canada), the yearly rate of interest to which the interest rate applicable to any of the Senior Notes (the "said rate") is equivalent, where such interest is to be computed on the basis of a year (the "deemed year") consisting of fewer days than the actual number of days in the one year period which commences on the first day of the period of computation ("actual year") is equal to the said rate multiplied by the number of days in the actual year and divided by the number of days in the deemed year.

11.7      NO INTERPRETATION OF OTHER AGREEMENT.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of TLGI, the Guarantor or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

11.8      NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, shareholder or Affiliate, as such, of TLGI or the Guarantor shall not have any liability for any obligations of TLGI under the Senior Notes or this Indenture or for any obligations of the Guarantor under the Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. Nothing in this Section 11.8 waives or releases any liability created by a term of this Indenture or any agreement collateral thereto or any security which secures any obligation under this Indenture.

11.9      SUCCESSORS.

          All agreements of each of TLGI and the Guarantor in this Indenture and the Senior Notes and the Guarantee shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

11.10     DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

11.11     SEVERABILITY.

          In case any provision in this Indenture, the Guarantee or the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

11.12     TABLE OF CONTENTS, HEADING, ETC.

          The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

11.13     BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          IN WITNESS WHEREOF, the Parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


THE LOEWEN GROUP INC.                   LOEWEN GROUP INTERNATIONAL, INC.


By: ___________________________ c/s      By: _______________________________ c/s
    Name:                                    Name:
    Title:                                   Title:


THE TRUST COMPANY OF BANK OF
MONTREAL, as Trustee

By: ___________________________
    Name:
    Title:

By: ___________________________
    Name:
    Title: